Exhibit 23.2

Consent of independent accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form F-3 of our report dated January 4, 2002 relating to the financial statements of JVCO Participações Ltda, which is included in National Grid Transco plc’s Annual Report on Form 20-F for the year ended March 31, 2004. We also consent to the reference to us under the heading "Experts" in such Registration Statement.

/s/ PricewaterhouseCoopers
PricewaterhouseCoopers
Auditores Independentes

Rio de Janeiro, Brazil
November 17, 2004